EXHIBIT 10.24

LEASE AGREEMENT

1.           PARTIES.  THIS LEASE (the “Lease”), dated the 28th day of February, 2007, is between W&G Associates, a North Carolina limited partnership ("Landlord") and Starsys, Inc., a Colorado corporation ("Tenant").

2.           CONSIDERATION: Each of the aforesaid parties acknowledges receipt of a valuable consideration from the other and that they and each of them act herein in further consideration of the covenants of the other as herein stated.

3.           PREMISES: That Landlord does hereby lease unto Tenant Suite No. 100, consisting of approximately 13,500 net usable square feet as outlined on the floor plan attached hereto as "Exhibit B-1" (excluding Expansion Area #1 and Expansion Area #2 until the Hard Expansion, the "Premises"), in that certain building (the "Building") located at 1030 Swabia Court Durham, North Carolina, 27703.

The term "net rentable area", as used herein, shall refer to (i) in the case of a single tenancy floor, all floor area measured from the plane set by the inside surface of the outer glass of the building to the inside surface of the opposite outer wall, excluding only the areas ("service areas") within the outside walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts but including any such areas which are for the specific use of the particular tenant such as special stairs or elevators, and (ii) in the case of a partial floor tenancy, all floor areas within the plane set by the inside surface of the outer glass enclosing the tenant occupied portion of the floor and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevators foyers, restrooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on the particular floor (hereinafter sometimes called "common areas"), but including a proportionate part of the common areas located on such floor based upon the ratio which the tenant's net rentable area on such floor bears to the aggregate net rentable area on such floor.  No deductions from net rentable area are made for columns or projections necessary to the Building.  The net rentable area in the Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be 14,310 net rentable square feet (RSF), whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Premises for occupancy so long as such work is done in accordance with the terms and provisions hereof.

4.           USE OF PREMISES. That Premises are to be used and occupied continuously throughout the term hereof for general office purposes in connection with its business exclusively, and no other, except that Landlord shall permit Tenant to use the area marked on Exhibit B-1 as “Lab Area” for the manufacturing, assembly, and testing of hardware and electronics for space and similar applications, including the utilization of a small vibration lab (such uses collectively, the “Permitted Use”). Notwithstanding the foregoing, the Premises shall be used for lawful purposes, and no part of Premises or improvements thereon shall be used in any manner whatsoever for any purposes in violation of laws, ordinances or regulations of any applicable governmental authority, nor shall Tenant create or allow any nuisances to exist in the Premises.  Tenant shall, at its sole cost and at no cost to Landlord, abate any nuisance that may arise at the Premises.  Tenant will be provided with any restrictive covenants affecting the Premises and the current zoning classification of the Premises as of the execution of this Lease. Notwithstanding Landlord’s consent to use the Lab Area for manufacturing, assembly, and testing of hardware and electronics for space and similar applications, including the utilization of a small vibration lab, it is understood and agreed that such consent was granted on condition that, and Tenant represents and warrants (i) that appropriate dampers and soundproofing equipment shall be installed, so that no noise, odor, dust or vibration from the Permitted Use, which would be reasonably objectionable to Landlord or other tenants in the Building extends outside the Premises and (ii) the operation of Tenant’s business and the vibrations from such operations shall not adversely affect the Building, including but not limited to the structural stability of the Building.

5.           TERM OF LEASE. The term of this Lease shall be for a period of Sixty-Five Months (the “Term”), commencing on May 1, 2007 (the “Commencement Date”), provided the Commencement Date is subject to adjustment as set out herein.  If the Commencement Date is not the first day of the month, then the Term shall be extended to add such partial month, so that Base Rent increases shall occur as of the first day of the month; provided however, that any abatement of Base Rent provided for in Paragraph 6 below shall not be extended by such partial month and Base Rent for the partial month shall begin upon the end of the period of such abatement.

Under no circumstances shall Landlord be liable to Tenant for any damages which may be caused by any delay in commencing or completing its construction of the Premises or for a total failure to complete same.

At the time that the Commencement Date is established, the parties will promptly, upon request of Landlord, enter into an amendment to the Lease prepared by Landlord, stipulating the Commencement Date and the expiration date of the term of this Lease as provided herein (the “Commencement Date Amendment”).

The parties covenant and agree that this Lease shall not be recorded; provided, however, that upon written request of either Landlord or Tenant, a Memorandum of Lease prepared by, and in form and content satisfactory to, Landlord describing the property herein demised, giving the term of this Lease and the name and address of Landlord and Tenant and referring to this Lease (but containing no other terms or provisions hereof except as may be permitted or required by Landlord) shall be properly executed, acknowledged and delivered by both parties.  Such Memorandum of Lease may be recorded by either party at its expense.  If the Commencement Date, expiration date or Term of this Lease is amended as evidenced by a Commencement Date Amendment, then at the request of any party, each party agrees to properly execute, acknowledge and deliver an Amendment to Memorandum of Lease, referring to the original Memorandum of Lease, which shall be prepared by Landlord, describing the revised Commencement Date, Expiration Date and Term of the Lease, but containing no other terms or provisions hereof (except as permitted or required by Landlord), which Amendment to Memorandum of Lease may be recorded by either party at its expense.

In the event that Tenant fails to execute, acknowledge and deliver such Commencement Date Amendment, Memorandum of Lease or Amendment of Memorandum of Lease within ten (10) days after Landlord's notice of request therefore, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact and in its place and stead so to do, unless Landlord receives written notice from Tenant of Tenant’s dispute of the Commencement Date and expiration date within fifteen (15) days of that same Landlord’s notice of request.  The Commencement Date and expiration date set forth in any such Commencement Date Amendment shall incontestably bind the parties hereto, regardless of whether Tenant signs or whether Landlord signs for Tenant as Tenant’s attorney in fact.

6.           BASE RENT. That Tenant is to pay Landlord as “Base Rent” for Premises for the term hereinabove specified, adjusted as hereinafter provided, the following monthly sums:

Period                                                   RSF                             Rent/RSF                      Rent/Month
5/1/07 – 9/30/07                                10,575*                          Abated                            Abated
10/1/07 – 4/30/08                              10,575 *                           $12.75                         $11,235.94
5/1/08 – 4/30/09                                14,310                              $13.13                         $15,657.52
5/1/09 – 4/30/10                                14,310                              $13.53                         $16,134.52
5/1/10 – 4/30/11                                16,448**                          $14.00                         $19,189.33
5/1/11 – 9/30/12                                16,448**                          $14.20                         $19,463.46

*Base Rent for the first twelve (12) months of the Term shall be based on 10,575 rentable square feet, notwithstanding that the Premises contains 14,310 rentable square feet.

**Adjusted pursuant to Hard Expansion set out in Section 54.(c) below.

Any sums due hereunder other than Base Rent shall be “Additional Rent”. Base Rent and Additional Rent due hereunder are sometimes referred to herein as “Rent”.

Base Rent and Additional Rent to be paid monthly shall be payable in advance on the first day of each month throughout the Term of this Lease.  If Rent has not been paid by the 10th of the month in which it is due, five percent (5%) of the monthly payment will be assessed as a late charge and an additional ten percent (10%) will be assessed if payment is not received within thirty (30) days of the due date.

Tenant will pay all rentals and other charges and render all statements herein prescribed to:

W&G Associates, a North Carolina Limited Partnership
c/o Bert Kuthe
552 Lizmore Place
Ocean Isle Beach, NC 28469

 or to such other person and at such other place as shall be designated by Landlord in writing at least ten (10) days prior to the next payment date.

7.           OPERATING EXPENSES ADJUSTMENT.

(a)  For the purposes of this Lease, the “Base Year” shall be calendar year 2007.  If in any calendar year during the term hereof, the Operating Expenses, as defined below, of the Building should exceed the Operating Expenses incurred in the Base Year (such excess being hereinafter referred to as the "Operating Expense Differential"), then as Additional Rent for that year, Tenant shall pay Tenant’s Proportionate Share of the Operating Expense Differential.

(b)  For purposes of this Article, the term "Operating Expenses" shall mean any and all costs and expenses paid or incurred by Landlord, or its agents, for any calendar year in connection with the operation, management, servicing, maintenance and repair of the Building determined in accordance with generally accepted accounting principles, specifically including, but not limited to, property taxes, insurance and any tax imposed upon gross receipts, of rents, cost for services and utilities provided by Landlord and the cost of any common area maintenance and repair but shall exclude: (1) provisions for depreciation; (2) interest or indebtedness, except as provided for hereinafter; (3) income taxes; (4) dividends; and (5) brokerage and leasing commissions.

(c)   On the first day of each month of the Term, Tenant shall pay Landlord an amount equal to one-twelfth (1/12) of Tenant’s Proportionate Share of Landlord’s written estimate of the Operating Expense Differential (“Landlord’s Estimate”) for the then current calendar year. Payments for any fractional calendar month shall be prorated. “Tenant’s Proportionate Share” shall mean a fraction the numerator of which is the rentable square footage of the Premises and the denominator of which is the rentable square footage of the Building.

(d)   Within 120 days after the end of each calendar year during the Term (or such longer period as may reasonably be required), Landlord will furnish to Tenant a statement (the  “Annual Statement”) showing the following:

(1)           the total and Tenant’s Share of Operating Expenses for said calendar year;

(2)           the amount of retroactive rent adjustment for the Operating Expense Differential to be paid promptly by Tenant to Landlord upon receipt of said statement or to be credited to Tenant for said calendar year; and

(3)           Landlord’s estimate of the amount of Additional Rent to be paid on account of the Operating Expense Differential for the then current calendar year and thereafter until receipt of a new statement containing a revised Landlord’ s Estimate.

Any amount due to Landlord as shown on any such Annual Statement shall be paid by Tenant within thirty (30) days after Landlord shall have submitted the Annual Statement. If pursuant to the Annual Statement Landlord owes Tenant a credit, then, Landlord may credit Tenant’s payments next coming due or refund such credit amount to Tenant within thirty days after the date of the Annual Statement. If this Lease expires or terminates on a day other than December 31, then Tenant’s Share of the Operating Expense Differential shall be prorated. The provisions of this Paragraph 7 (d) shall survive the expiration or termination of the Lease.

(e)   If during any calendar year of the Lease, the occupancy of the net rentable area of the Building averages less than ninety-five percent (95%), then it is agreed that the Operating Expense will be adjusted for such year so that all such Operating Expenses shall be computed as though the net rentable area of the Building has been ninety-five percent (95%) occupied for such calendar year.  All such expense categories will be accounted for and reported in accordance with generally accepted accounting principles.

(f)   At any time during the term of this Lease, but not later than ten (10) days prior to the date a rental payment is due, Landlord may deliver to Tenant a written estimate of any additional Operating Expenses or other Additional Rent which may be reasonably anticipated hereunder, whereupon the Additional Rent payment hereunder for such full or partial calendar year shall be increased by the additional amount estimated divided by the number of months remaining in the calendar year.

8.           SECURITY DEPOSIT. Contemporaneously with Tenant’s execution of this Lease Tenant shall deliver to Landlord a bank check in the amount of $11,235.94 to be held as security for the performance of Tenant's covenants herein contained (the “Security Deposit”). If after any applicable notice and cure period, any of the Rents or other charges or sums payable by Tenant shall be over-due and unpaid or should payments be made by Landlord on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, with written notice to Tenant, appropriate and apply the Security Deposit, or so much thereof as may be necessary, to compensate toward the payment of the Rents, charges or other sums due from Tenant, or to compensate for funds advanced by Landlord to cure such default, or towards any loss, damage or expense sustained by Landlord resulting form such default on the part of the Tenant; and in such event Tenant shall upon demand restore the security deposit to the original sum deposited (as the same may be increased as set out herein). Such application of the Security Deposit shall not operate in any manner to reduce or release the obligations of Tenant hereunder, except insofar as the application of this money may reduce or satisfy an obligation to make payment of money.  If this Lease is renewed or extended, then the Security Deposit shall be retained by Landlord under the same conditions for the period of such extension or renewal.  If the Premises shall be expanded, then Landlord may require additional funds to be added to the Security Deposit. If Tenant is not in default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord within thirty (30) days after termination of this Lease or any renewal or extension hereof, without interest.

9.           DELIVERY OF POSSESSION. Landlord shall deliver possession of the Premises to Tenant upon substantial completion of that work described in Exhibit B attached to and by reference made a part of this Lease.  Tenant’s taking possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession except for a list of items agreed to (such agreement not to be unreasonably withheld) and signed by Landlord and Tenant. No promise of Landlord to alter, remodel, decorate, clean or improve the Premises, the Building or the land upon which the Building, parking lot and other common areas are located (the “Land”) and no representation respecting the condition of the Premises, the Building or the Land have been made by Landlord to Tenant, unless the same is contained herein, or made a part hereto, or in a written document signed by Landlord.

If Landlord shall be unable to give possession of the Premises on the Commencement Date by reason of any of the following: (i) labor disputes and/or material shortages (ii) Force Majeure or Acts of God (iii) the hold over or retention of possession of any tenant, tenants, or occupants; (iv) the acts or omissions of Tenant, whether or not negligent or intentional; or (v) for any other reason, beyond Landlord’s reasonable control, Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the Commencement Date, the expiration date of the Term, and all other dates that may be affected by their change, shall be revised to conform to Landlord’s delivery of possession of the Premises to Tenant. No such failure to give possession on the date of commencement of the term hereof shall affect the validity of this Lease or the obligation of Tenant hereunder, and neither Landlord nor Landlord’s agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession.

If the Premises are ready for occupancy prior to the Commencement Date and Tenant occupies the Premises prior to said date, or if Tenant occupies all or any part of the Premises prior to the Commencement Date set out in Section 5 above, then the Commencement Date shall be the date of Tenant’s early occupancy.  Tenant shall be granted early access free of charge solely to install all data/communication wiring, furniture, and to assemble and test equipment used for necessary business operation, if said access does not interfere with Landlord’s upfit of the Premises.  This early entry does not entitle Tenant to commence the operation of its business from the Premises until the Commencement Date.

The Premises shall not be deemed to be unready for Tenant’s occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustment remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Premises or any part thereof or shall be caused in whole or in part by Tenant through the delay of Tenant in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise or shall be caused in whole or in part by delay and/or default on the part of Tenant. In the event of any dispute as to whether the Premises are ready for Tenant’s occupancy, the decision of Landlord’s architect shall be final and binding on the parties.

10.           SERVICES TO BE FURNISHED BY LANDLORD. Landlord shall furnish the following services to Tenant during the Term of this Lease while Tenant is occupying the Premises:

(a) Water, including cold water from mains for normal and ordinary drinking, lavatory and toilet purposes and other general use reasonably necessary to operate the equipment shown on Exhibit A-2 (or replacements of such equipment which do not require more of such utilities than the original equipment), all drawn through fixtures installed by Landlord, or by Tenant with Landlord's written consent, and hot water for lavatory purposes and other general use reasonably necessary to operate the equipment shown on Exhibit A-2 (or replacements of such equipment which do not require more of such utilities than the original equipment) from regular Building supply at the prevailing temperature. Tenant shall not waste or permit the waste of water.

(b)
Except as specifically otherwise provided in Section 54(f), heating and air conditioning for normal comfort in Premises at the following times and days except holidays: from 6:00 a.m. to 8:00 p.m. Monday through Friday and from 9:00 a.m. to 1:00 p.m. on Saturdays,

(c)
Nightly housekeeping and janitor service Monday through Friday in and about the Premises.  Tenant shall not provide any janitor services without Landlord's prior written consent and then only (i) subject to supervision of Landlord and at Tenant's sole responsibility and (ii) by janitor contractor or employees at all times satisfactory to Landlord.  Areas to be designated by Tenant, such as clean room, shall be off limits to service personnel without explicit consent of Tenant, except in cases of emergency.

(d)
Electrical current for lighting of Building standard fixtures provided by Landlord and for the operation of low-wattage office machines (such as desktop computers, copiers and fax machines) and the equipment used in Tenant’s business; provided however, if Tenant’s requirements for electrical current exceed what can safely be furnished given the electrical facilities of the Building or would overload the Building’s capacity, then Landlord shall not be required to furnish such capacity until it has updated the capacity of the Building’s electrical facilities (installed new risers, etc.) so that it can safely meet Tenant’s electrical requirements, which shall be done at Tenant’s expense.  Notwithstanding the foregoing, Landlord agrees that as of the Commencement Date the Building’s capacity shall be sufficient for the operation of the equipment set forth on Exhibit A-2 (or replacements of such equipment which do not require more of such utilities than the original equipment). Landlord shall pay up to a maximum of $1.50 per rentable square foot of the Premises average for the calendar year (which shall be an Operating Expense). Tenant shall pay to Landlord, upon within 30 days of receipt of Landlord’s invoice any amounts for electrical service actually used by Tenant above $1.50 per rentable square foot average for the calendar year. Landlord, at Landlord’s cost, shall install submeters to meter the electrical service to the Premises.

(e)
Electrical lighting services and heating and air conditioning for all common areas and special service areas of Building in the manner and to the extent deemed by Landlord to be standard; however, heating and air conditioning need only be provided during 6:00 a.m. to 8:00 p.m. Monday through Friday and from 9:00 a.m. to 1:00 p.m. on Saturdays, holidays excepted.

(f)	Operatorless passenger elevator service in common with Landlord and other tenants, and dock access in common with Landlord and other Tenants daily; provided dock access shall only be available during 8:00 a.m. to 5:00 p.m. (“Normal Business Hours”) and shall not be provided Saturdays, Sundays, and holidays, unless Landlord otherwise consents (which consent may be granted or withheld in Landlord’s discretion) and, in any event at hours to be determined by Landlord. Freight elevator service, if furnished at other times, shall be deemed optional with Landlord and shall never be deemed a continuing obligation.

(g)	Normal interior and exterior repairs and maintenance to the extent not required of Tenant under Paragraph 13 below. Landlord may include the cost of such repair and maintenance as an Operating Expense.

Any extra or additional services provided by Landlord in addition to those above and in Section 54(f) shall not be unreasonably withheld, and at rates established by Landlord to reflect actual cost.  The money due for such extra or additional services shall be deemed Additional Rent due hereunder. In the event that by agreement with Tenant, Landlord furnishes such extra or additional services to be paid for by Tenant, a failure to pay for such services within five (5) days after notice shall authorize Landlord, in Landlord's discretion and without further notice, to refuse to continue providing such extra or additional services in the future and terminate any agreement for such extra or additional services unless and until (i) such delinquency is paid and/or (ii) Tenant deposits the reasonable cost of such extra or additional service with Landlord and no such discontinuance or termination of extra or additional service shall be deemed an eviction or disturbance of Tenant's use of Premises or render Landlord liable for damages or relieve Tenant from any obligation.  The provisions of this particular paragraph shall apply only to extra or additional services provided by Landlord in addition to the services set out in subparagraphs 10.(a) through (g) above and as set out in Section 54(f) below.  Nothing in this particular paragraph shall be construed to allow Landlord to discontinue providing the services set out in subparagraphs 10.(a) through (g) above and as set out in Section 54(f) below.

Landlord does not warrant that any service will be free from interruptions caused by repairs, renewals, improvements, changes of service, break-downs, requirements of public utilities or public authorities, acts of other tenants, alterations, strikes, lockouts, labor controversies, civil commotion, riot, accidents, inability to obtain electrical power, fuel, steam, water, supplies or labor or other cause beyond the reasonable control of Landlord.  No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, by abatement of Rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages for any interruption or stoppage of service. In no event shall Landlord be liable to Tenant for special or consequential damages.

Tenant shall not install upon the Premises equipment or fixtures which will require extraordinary usage of such utilities without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  The equipment shown in Exhibit A-1 and Exhibit A-2, which is necessary for the normal conduct of Tenant’s business, is hereby approved by Landlord by execution of this Lease.   It is intended that Tenant shall generally operate its business during Normal Business Hours.  Notwithstanding the foregoing, Landlord’s providing certain services above (such as by way of example and not limitation, water and electricity) outside of Normal Business Hours or Landlord’s consent to the installation and operation of any of Tenant’s fixtures or equipment, if Tenant (for example, by operating its business beyond Normal Business Hours) or any of Tenant’s equipment or fixtures shall use a disproportionate or extraordinary amount of services (such as HVAC or water) in excess of what is generally required for general office use and for the operation of the equipment set forth on Exhibit A-2 (or replacements of such equipment which do not require more of such utilities than the original equipment), Landlord shall have the right to (a) adjust the billing to account for such extraordinary or disproportionate use and (b) install at Landlord’s cost a separate meter for such utilities and charge the cost thereof directly to Tenant. Wherever heat generating machines or equipment are used in Premises which materially affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install, with a thirty (30) day notice to Tenant, supplementary air conditioning units to serve the Premises and the cost, operation and maintenance thereof shall be paid by Tenant to Landlord at reasonable rates established by Landlord, provided Landlord has agreed that this shall not apply to the operation of the equipment set forth on Exhibit A-2 (or replacements of such equipment which do not require more of such utilities or generate more heat than the original equipment).

11.           QUIET ENJOYMENT. If Tenant promptly and punctually complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Premises during the Term hereof, provided that no action of Landlord in work in other space in the Building, or in repairing the Premises or any other space in the Building shall be deemed a breach of covenant, or as giving Tenant any right to modify this Lease either as to term, Rent payable, or other performance obligations.

12.           COMPLIANCE WITH LAWS. Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority made necessary by reason of Tenant’s occupancy of the Premises; however, if in order to comply with such requirements, the cost to Tenant shall exceed a sum equal to one year’s Base Rent, then Tenant may terminate this Lease by giving written notice of termination to the other party by registered mail, which termination shall become effective sixty (60) days after receipt of such notice and which notice shall eliminate the necessity of compliance with such requirements by giving such notice unless the Landlord shall, before the termination becomes effective, pay to Tenant all cost of compliance in excess of one year’s  Base Rent, or secure payment of said sum in manner reasonably satisfactory to Tenant, in which event this Lease shall not terminate and Tenant shall proceed with such compliance.

13.           REPAIR AND MAINTENANCE OF PREMISES. Tenant shall keep and maintain Premises in a state of good repair and tenantable condition. Tenant shall not commit or permit any waste to be committed whatsoever. Neither Tenant, nor Tenant’s employees, agents, contractors or subcontractors shall take any action which may void any manufacturer’s or installer’s warranty with relation to the Premises. Tenant shall indemnify and hold Landlord harmless from any liability, claim, demand or cause of action arising on account of Tenant’s breach of the provisions of this paragraph. Tenant shall at its cost and expense, repair and replace any damage or injury done to Premises, or Building or any part thereof caused by Tenant, or its agents, employees, invitees, or visitors.  All repairs and replacements shall be made in good and workmanlike condition, by contractors approved by Landlord and replacements shall be of a quality at least as good as Landlord’s Building standard.  Should Tenant fail to commence such repairs or replacements within fifteen (15) days and complete the same within forty-five (45) days of occurrence, Landlord may, at its option, make such repairs and replacements and Tenant shall pay the cost thereof to Landlord upon demand. Notwithstanding the foregoing, Tenant shall not make any repairs to the Premises without notifying Landlord and obtaining Landlord’s consent, and any repairs costing more than $1,000 may, at Landlord’s option, be made by Landlord at Tenant’s expense.

14.           INDEMNITY.   Tenant agrees to and hereby does indemnify and hold Landlord harmless against all claims of a third party for damages to person or property occurring in or about the Premises or Building arising by reason of (i) the Tenant’s use or occupancy of the Premises, (ii) the acts, omissions, negligence, fault or willful misconduct of Tenant, its agents, employees contractors, licensees or invitees, (iii) Tenant’s breach of this Lease, or (iv) Tenant’s failure to comply with laws, statutes, ordinances, rules or regulations applicable to the Premises and all reasonable expenses incurred by Landlord because of such use, negligence, willful misconduct or breach, including reasonable attorney’s fees and court costs.

15.           INSURANCE. Tenant shall during the term of this Lease and any extension or renewal thereof, and at Tenant’s expense, maintain in full force and effect (i) property insurance insuring the Tenant’s personal property used at the Premises against damage and destruction by such perils insured by the equivalent of ISO Special Form Property Insurance in the full replacement cost of the such personal property, (ii) commercial general liability insurance with a combined single limit of  $1 Million ($1,000,000.00) per occurrence and a general aggregate of $2 Million ($2,000,000.00) for bodily injury and property damage on an occurrence basis, (iii) worker’s compensation as required by law, (iv) if Tenant or its employees operate motor vehicles as part of their employment, commercial automobile liability in such amounts as reasonably required by Landlord and (v) such other insurance which would reasonably be required by a prudent landlord given Tenant’s use and occupancy of the Premises.

Landlord (and the holder of any mortgage or deed of trust given by Landlord on the Building) shall be named as an additional insured under Tenant’s commercial general liability policies. The commercial general liability insurance shall insure on an occurrence and not on a claims-made basis.  Tenant’s insurance policies must be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium or amended to materially reduce coverage unless 30 days prior written notice shall have been given to Landlord from the insurer; and shall provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon the commencement of the Term and with respect to any renewal of insurance policy, no later than 20 days prior to the expiration of such policy.

That Tenant shall not suffer anything to be or remain upon or about Premises nor carry on nor permit upon Premises any trade or occupation or suffer to be done anything which would be in conflict with the Certificate of Occupancy for the Premises or which may render an increased or extra premium payable for the insurance of Premises or Building against fire, casualty, liability or any other insurable causes, unless consented to in writing by Landlord and if so consented to Tenant shall pay such increased or extra premium within ten (10) days after Tenant shall have been advised of the amount thereof.

16.           WAIVER OF CLAIMS/WAIVER OF SUBROGATION. Landlord and Tenant each hereby release and relieve the other, and waive any right of recovery, for loss or damage arising out of or incident to the perils insured against in its (“Injured Party’s”) property insurance policies, whether due to the negligence of the other party or the other party’s agents, employees, contractors and/or invitees, to the extent that such loss or damage is covered by the Injured Party’s property insurance or the insurance the Injured Party is supposed to carry under this Lease, whichever is greater.  Landlord and Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the forgoing mutual waiver of subrogation is contained in this Lease. For the purposes of this waiver of subrogation, the amounts of any deductibles or self-insurance of the Injured Party shall be considered to be “covered by the Injured Party’s property insurance”.

Tenant shall cause its insurer(s) to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents thereof. Tenant will cause all other occupants of the Premises (or any portion thereof), whether by sublease or assignment, claiming by, under or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 16 and to obtain such waiver of subrogation rights endorsements; provided however this requirement shall not be deemed a consent to any sublease or assignment.

Landlord, its employees and property manger, if any, shall not be liable to Tenant or Tenant's agents, employees, invitees or visitors for any loss, harm or damage to any property (including Tenant’s property) in or about the Premises or Building from any cause whatsoever (including, but not limited to: defects in the Building or in any equipment in the Building; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or wash stands in, above or about the Premises or Building; or acts of other tenants in the Building), except for loss harm or damage arising from the gross negligence or intentional misconduct of Landlord or Landlord’s employees acting within the scope of their employment.  In addition, Landlord, its employees and property manager, if any, shall not be liable to Tenant for any bodily injury in or about the Premises or Building from and cause whatsoever  (including, but not limited to: defects in the Building or in any equipment in the Building; fire, explosion or other casualty; or acts of other tenants in the Building or their agents, employees, representatives, invitees or contractors), except for bodily injury arising from the gross negligence or intentional misconduct of Landlord or Landlord’s employees acting within the scope of their employment.  In no event shall Landlord be liable to Tenant for punitive, indirect or consequential damages or damages for loss of business by Tenant.

17.           ALTERATIONS AND FIXTURES.  Tenant shall not have the right to make changes, alterations, floor covering, or additions in Premises until it has first obtained Landlord's approval in writing, which approval may be granted or withheld in Landlord’s sole discretion. Tenant shall have the right to contract directly for such work, provided any contractor used by Tenant is subject to Landlord’s prior consent, which consent shall not be unreasonably withheld.  Landlord’s approval shall not be required for any purely cosmetic work costing less than $1,000 in the aggregate, but Tenant’s contractor for such work is subject to Landlord’s prior consent, which consent shall not be unreasonably withheld. By way of example and not limitation, Landlord’s consent shall be required for any alterations that affect compliance with municipal requirements or the functional integrity of the mechanical, electrical, structural, and life safety systems.  Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph upon Landlord’s written request. Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent), other than the initial improvements made prior to the Commencement Date and purely cosmetic improvements costing less than $1,000, at the termination of the Lease and to restore the Premises to its prior condition, except for normal wear and tear, all at Tenant’s expense. All approved alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, free of any liens or encumbrances. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the termination of this Lease, except that Tenant may remove any of Tenant’s trade fixtures, machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such trade fixtures, machinery or equipment.

18.           TRADE FIXTURES AND TENANT’S EQUIPMENT.   All unattached movable trade fixtures, furnishings, furniture, signs and personal property belonging to Tenant, installed in the Premises by Tenant at its expense, and which may be removed without material damage to the Premises shall remain the property of Tenant and, so long as Tenant is not in default, may be removed by Tenant at the expiration or earlier termination of this Lease or any renewal or extension thereof, provided that any damage caused by such removal shall be repaired within thirty (30) days and Tenant shall properly restore the Premises to their original order and condition, reasonable wear and tear excepted.  Any such unattached movable trade fixtures, furnishings, furniture, signs and other personal property not removed at or prior to such expiration or earlier termination of this Lease shall be and become the property of Landlord, unless Landlord elects to require their removal in which case Tenant shall promptly remove same and restore the Premises to its original condition. If Tenant fails to remove any such of its unattached movable trade fixtures, furnishings, furniture, signs and other personal property at the end of the expiration or earlier termination of the Term and Landlord does not choose to accept such property as its own, then Landlord may remove any such fixtures or property from the Premises and store them at Tenant’s sole risk and expense or dispose of them in any manner including the sale, scrapping or destruction thereof and, to the extent permitted by law, Tenant waives all claims against Landlord therefor.

19.           SIGNS. That Tenant shall not paint, display, maintain or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside of the Premises, except on hallway doors of Premises, and then only such name or names or matter and in such color size, style character and materials as may first be approved by Landlord in writing.  Landlord shall have the right to remove, at Tenant's expense, all matter other than that above provided for without notice to Tenant.

20.           DEFACING PREMISES AND OVERLOADING. Tenant shall not place anything or allow anything to be placed near the glass of any door, partition, wall or window which may be unsightly from outside Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls.  Blinds, shades, awnings, or other forms of inside or outside window coverings, or window ventilators or similar devices, shall not be placed in or about the outside windows in Premises except to the extent that the character, shape, color material and make thereof is approved by the Landlord. Tenant shall not do any painting or decorating in the Premises or paint, cut or drill into, or in any way deface any part of the Premises or Building without the written consent of Landlord.  Tenant shall not overload any floor or part thereof in Premises, or any facility in Building or any public corridors or elevators therein while bringing in or removing any large or heavy articles, and Landlord may direct and control the locations of safes and all other heavy articles.  No furniture, equipment and other large or heavy articles may be brought into Building, removed therefrom or moved from place to place within any portion of the Premises or other portion of the Building that would exceed the allowable load limits.

21.           COMMON AREAS. In connection with its lease of the Premises, Tenant shall have the non-exclusive right, together with other tenants and occupants and invitees, to use of the portions of the Land that are for the non-exclusive use of the tenants, occupants and invitees of the Building, including but not limited to elevators, stairwells, common hallways, lobbies, sidewalks, driveways, and parking lots (collectively the “Common Areas”) for reasonable ingress to and egress from the Premises or the normal use thereof, subject to the other provisions of this Lease including, without limitation, the Rules and Regulations attached as Exhibit C, as the same may be revised from time to time. The Common Areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and Land and the tenants. In addition, Landlord reserves the right to restrict anyone, including Tenant, its employees, agents and invitees from and Tenant, its employees, agents and invitees are hereby restricted from certain areas of the Building designated by Landlord (including but not limited to the roof, mechanical, electrical, and utility rooms and risers) even though the same may be used by Landlord for the benefit of the tenants of the Building. Landlord reserves the right to use any portion of the Common Areas from time to time and/or to deny access to the same temporarily in order to repair, maintain or restore such facilities or to construct improvements under, over, along, across and upon the same and to relocate such Common Areas, for the benefit of the Building, the Land, and other tenants, so long as reasonable access to the Premises and reasonable alternative parking is provided. Landlord shall have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or locations of the Common Areas, including entrances, driveways, and parking areas so long as reasonable access to the Premises and reasonable alternative parking is provided.

22.           ASSIGNMENT AND SUBLETTING. Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld: (a) assign, hypothecate, mortgage, encumber, or convey this Lease or any interest under it; (b) allow any transfer thereof of any lien upon Tenant’s interest by operation of law; or (c) sublet the Premises in whole or in part. Provided, however, by way of example and not limitation, Landlord’s consent shall not be considered unreasonably withheld if:  (i) the proposed subtenant’s or assignee’s business is not suitable for the Building considering the business of the other tenants and the Building’s prestige, (ii) the proposed use is inconsistent with the Permitted Use, (iii) the proposed assignee or subtenant is a governmental authority or agency, and organizational or person enjoying sovereign or diplomatic immunity, (iv) the proposed subtenant’s or assignee’s business will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of the Building or that will impose an excessive demand on or use of the facilities or services of the Building, (v) such assignment or subletting would cause a default under another lease in the Building or under any ground lease, deed of trust, mortgage, restrictive covenant, easement or other encumbrance affecting the Building or (vi) the proposed assignee or subtenant is a current tenant in the Building or the adjacent building owned by Landlord, or an entity with whom Landlord or its agents have discussed tenancy in the Building or the adjacent building owned by Landlord. Consent to any assignment or sublease shall not impair this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully and jointly and severally responsible and liable for the payment of the Rent herein specified and for compliance with all of Tenant's (or its assignee’s) other obligations under this Lease.  Any assignee of Tenant must execute an assumption agreement, expressly assuming joint and several liability for all Tenant’s obligations under this Lease, but no sublease or assignment by Tenant shall relieve Tenant or any guarantor of Tenant’s obligations of any liability hereunder.

23.           ATTORNEY FEES. Tenant shall pay all costs of collection, including reasonable attorney fees, if all or any part of the Rent reserved herein is collected after maturity with the aid of any attorney. In addition, Tenant shall pay reasonable attorney fees incurred by Landlord in the event it becomes necessary for Landlord to employ an attorney to force Tenant to comply with any of the covenants, obligations, or conditions imposed by this Lease.

24.           RULES OF BUILDING. The Tenant shall comply, and cause Tenant's agents, employees, invitees and visitors to comply, fully with all requirements of the rules of Building which may be made by Landlord, and any amendments or modifications thereto, which Landlord may promulgate from time to time.  The Rules and Regulations of the Building are attached hereto as Exhibit C and made a part of this Lease. Landlord shall not have any liability or obligation for the breach of any of the Rules and Regulations by other tenants in the Building, their employees, agents, contractors, visitors, or invitees.

25.           ENTRY FOR REPAIRS, ETC. The Landlord, its officers, agents or representatives shall have the right to enter into and upon Premises at all reasonable times, with 24 hour notice to Tenant (except for emergencies when no prior notice is required), to inspect the same, perform such maintenance and make such repairs or alterations to the Premises or adjoining property as Landlord may deem necessary or desirable.  Landlord shall use commercially reasonable efforts to schedule such work so as to minimize impact on Tenant’s ability to conduct business, and, unless such repair or maintenance in Landlord’s reasonable determination needs to be done more quickly (by way of example and not limitation, (i) if the repair is to a building system that affects other tenants, (ii) in the event of an emergency, or (iii) failure to commence repairs more timely will result in additional damage or cost to repair), shall provide thirty (30) days notice to Tenant when planned work will materially impact Tenant’s ability to do business.  Landlord shall be allowed to take all material into and upon Premises that may be required for such repairs or alternations without the same constituting an eviction of Tenant in whole or in part and the Rent reserved shall in no way abate while said repairs and maintenance are being made by reason of loss or interruption of business of Tenant, or otherwise, unless said repairs take longer than thirty (30) days.  If said repairs and maintenance cause loss or interruption of business for more than 30 days (subject to extension for delays caused by Tenant), then rent may be abated on a prorated basis in relation to the areas of the Premises not usable by Tenant because of such repairs or replacement.  In no event shall Landlord be liable for special, consequential or indirect damages.

26.           SURRENDER OF PREMISES. Upon any termination of this Lease, by expiration, lapse of time or otherwise:

(a) Tenant shall immediately vacate the Premises and surrender the Premises to Landlord in good order, condition and repair, reasonable wear and tear and casualty damage to be repaired by Landlord pursuant to Section 36 hereof excepted.

(b) Tenant shall surrender all keys to the Premises to Landlord.

(c) Tenant grants to Landlord full authority and license to enter Premises and take possession thereof.

(d) All installations, decorations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements, temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall, at Landlord’s option, be Landlord's property and remain upon the Premises, all without compensation, allowance or credit to Tenant.

27.           RIGHTS RESERVED TO LANDLORD. Landlord shall have the following rights exercisable without notice and without liability to Tenant for damage or injury to property, person or business (all claims for damage therefor being hereby released by Tenant), and without effecting an eviction or disturbance of Tenant's use of possession or giving rise to any claim for setoffs, or abatement of Rent:

(a) To name the Building and change the name or street address of the Building.

(b) To install and maintain signs on the exterior and interior of the Building.

(c) To designate all sources furnishing sign painting and lettering, ice, mineral or drinking water, beverages, foods, towels, vending machines, or toilet supplies used or consumed on the Premises, and Tenant shall not place any vending or dispensing machines of any kind in or about the Premises without the prior written consent of Landlord.

(d) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises, and Tenant shall not replace any locks without the prior written consent of Landlord.

(e) To decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy, if Tenant vacates the Premises, or at any time after Tenant abandons the Premises.

(f) To enter the Premises at reasonable hours, with twenty-four (24) hours notice to tenant, to make inspections, or to exhibit the Premises to prospective tenants, lenders, purchasers or others, or for other reasonable purposes. Landlord may place a sign on the Premises advertising the Premises “For Rent” at any time within six (6) months before the termination of this Lease. At any time during the Term, Landlord may place a “For Sale” sign on the Premises.

(g) To have access to all mail chutes according to the rules of the United States Post Office.

(h) To require all persons entering or leaving Building, during such hours as Landlord may from time to time reasonably determine, to identify themselves to a watchman by registration or otherwise and to establish their right to enter or leave, and to exclude or expel any peddler, solicitor or beggar at any time from Premises or Building.

(i) To approve the weight, size and location of safes, computers, and other heavy articles in and about the Premises and Building and to require all such items and other office furniture and equipment to be moved in and out of the Building and Premises only at such times and in such manner as Landlord shall direct and in all events at Tenant's sole risk and responsibility. Landlord shall grant reasonable approval, and hereby consents to equipment detailed in Exhibit A-1.

(j) Except as otherwise specified in Section 25, to decorate and to make, at any time or times, repairs, alterations, additions and improvements, structural or otherwise, in and to the Premises, Building or any part thereof as Landlord may deem necessary or desirable and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through the Premises or any part of Building all material and equipment or required; and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that, except in cases of emergency, Landlord shall give Tenant 24 hours notice and  use commercially reasonable efforts to minimize any inconvenience or annoyance to Tenant as is reasonable under the circumstances. Landlord shall give Tenant thirty (30) days prior notice of any regularly scheduled work done to Premises that will affect Tenant’s normal business operations, which is not of an emergency nature or which, in Landlord’s reasonable determination does not need to be done more quickly (for example, if the work is to a building system that affects other tenants).

(k) To do or permit to be done any work in or about the Premises or Building or any adjacent or nearby building, land or street.

(l) To grant to anyone the exclusive right to conduct any business or render any service in the Building.

(m) To close the Building at 7:00 p.m. or at such other reasonable time as Landlord may determine; provided Tenant shall have 24 hour / 7 day access to Premises.  Notwithstanding Tenant’s 24 hour / 7 day access to the Premises, Tenant acknowledges (1) that Landlord may, at Landlord’s option, enact reasonable security measures (for example requiring its employees to check-in with a security guard or have an access card after normal business hours) which will not prevent access to the Premises for those persons properly identified as Tenant’s employees and (2) that Landlord may, by law, be required to deny access in emergency events (for example, if required for safety reasons).

(n) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of Building.

(o) To have and retain a paramount title to the Premises.

28.           DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

(a) Tenant shall fail to pay any monthly installment of Base Rent and Additional Rent when due and such failure shall continue for a period of ten (10) days; provided if Tenant has not been in default more than two times in the preceding twelve (12) month period, such failure shall not be a default unless such failure shall continue for a period of ten (10) days after written notice to Tenant that such payment is past due;

(b)  Tenant shall fail to pay any other sum due under this Lease when due and such failure shall continue for a period of ten (10) days after written notice thereof to Tenant;

(c) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of Rent, which is possible to cure, and shall not cure such failure within fifteen (15) days after written notice thereof to Tenant.

(d) Tenant or any guarantor of Tenant's obligations shall make an assignment for the benefit of creditors.

(e) Tenant or any guarantor of Tenant's obligations shall file a petition under any section or chapter of the National Bankruptcy Act as amended or under any similar law or statute of the United States or any state thereof; or Tenant or any guarantor of Tenant's obligations shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations hereunder and, if involuntary, such adjudication shall not be vacated or set aside or stayed within sixty (60) days.

(f) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations and such receivership shall not be terminated or stayed within sixty (60) days from such appointment.

 (g) Tenant shall abandon or vacate the Premises.

Upon the occurrence of any of such events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying Premises or any part thereof, by force if necessary, without being liable for trespass or any prosecution or any claim of damages therefor, and Tenant shall remain liable for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet Premises on satisfactory terms or otherwise.

ii) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof for such term and at such rental and upon such other terms and conditions as Landlord in it sole discretion may deem advisable; upon each such reletting all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Rent hereunder due from Tenant to Landlord: second, to the payment of any costs and expenses of such reletting including brokerage fees and attorneys' fees and costs of such alterations and repairs; third, to the payment of any Base Rent or Additional Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such rentals received from such reletting during any months shall be less than the rental to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord upon demand. No such re-entry or taking possession by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention shall be given to Tenant.  Landlord shall not be considered to be under any duty by reason of this provision to take any action to mitigate damages by reason of Tenant’s default; however, any attempt by Landlord to mitigate its claim for damages against Tenant by reletting the Premises shall not be construed as a waiver of its right to damages under this Section.

iii) Enter upon Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord, its employees, agents or representatives or otherwise.

iv)  Upon any event of default by the Tenant all unpaid Rent payments due under the terms of the Lease are due and payable immediately upon demand by the Landlord.

All remedies herein shall be cumulative; pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided, or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions ad covenants herein contained.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other or succeeding violation or breach of any of the terms, provisions, and covenants herein contained.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.  Landlord shall be under no duty to mitigate its damages by reason of Tenant’s default and Tenant hereby waives any rights it may have to require Landlord to mitigate such damages.

Tenant does hereby grant Landlord a security interest in and lien upon all furniture, fixtures, chattels and other items of personal property located in or on Premises to secure the performance of all covenants contained herein.  This lien shall be in addition to all other liens provided by law.

29.           ESTOPPEL CERTIFICATE BY TENANT. From time to time, upon not less than ten (10) days prior request by Landlord, Tenant shall execute and deliver to Landlord a statement in writing certifying (a) that Tenant is in possession of the Premises, (b) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and certifying the modifications), (c) the Commencement Date and ending date of the Lease and the dates to which the Rent and other charges have been paid, and (d) that Tenant is not in default under this Lease and, so far as the person making the certificate knows, Landlord has completed preparation of the Premises and is not in default under any provision of this Lease.

30.           SUBORDINATION OF LEASE. The rights of Tenant under this Lease shall be and are hereby made subject and subordinate at all times to the lien of any mortgage or mortgages (or trust indentures) now or hereafter in force against the land, Building, the fee or the underlying leasehold estate, if any, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all advances made or hereafter to be made upon the security thereof, and Tenant shall, within ten (10) days after written request therefor, execute such further instruments subordinating of this Lease to such liens as shall be requested by Landlord.  Tenant hereby irrevocably appoints Landlord as attorney in fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments.  Tenant agrees in the event any proceedings are brought for the foreclosure of any such mortgage to attorn to the purchaser upon any such foreclosure sale and to recognize such purchaser as Landlord under this Lease.  Tenant agrees to execute and deliver at any time and from time to time upon the request of Landlord any instrument which may be necessary or appropriate in any such event to evidence such attornment.  Tenant hereby irrevocably appoints Landlord and the holder of such mortgage, or either of them, the attorney in fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instrument.  Tenant further waives the provisions of any statute or law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease in the event any such foreclosure proceeding is brought.

31.           REAL ESTATE BROKERS. Tenant has dealt with (and only with) Brian Farmer of Coldwell Banker Commercial TradeMark Properties, Landlord’s Broker, and Brian Carr of Coldwell Banker Commercial TradeMark Properties, Tenant’s Broker, as brokers in connection with this Lease, and that insofar as Tenant knows, no other broker has negotiated or participated in the negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith.

32.           RENEWAL, MODIFICATION AND AMENDMENT.  No renewal, modification or amendment of this Lease shall be binding on either party unless it is in writing and signed by Landlord and Tenant.

33.           HOLDING OVER.  If Tenant shall holdover after the expiration of the Term, or any renewal or extensions hereof, with the prior written consent of Landlord, such tenancy shall be from month to month only, and not a renewal hereof; and Tenant agrees to pay monthly installments of Base Rent at 120% the rate of the monthly installments of Base Rent due for the last full month of the Term, and also to comply with all covenants of this Lease for the time Tenant holds over.  Tenant shall be entitled to possession until Landlord has given Tenant seven (7) days notice that such month to month tenancy shall be terminated, so long as Tenant is not in default.

In the event Tenant remains in possession of the Premises after the expiration of the Term, or any renewal or extensions hereof without the express written consent of Landlord, (a) Tenant shall become a tenant at sufferance upon the terms of this Lease except that Tenant shall then be obligated to pay monthly installments of Base Rent at 120% the rate of the monthly installments of Base Rent due for the last full month of the Term for so long as Landlord is kept out of possession of the Premises and (b) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No such payment of Rent, nor the acceptance thereof after expiration of the Term or earlier termination of the Lease shall result in a renewal, extension or reinstatement of this Lease, or shall in any way constitute a waiver of the rights of Landlord to re-enter the Premises or to dispossess Tenant and recover possession of the Premises and the just and former estate of Landlord and to bring any action for damages suffered by Landlord on account of Tenant’s failure to vacate the Premises.

34.           ABANDONMENT.    Tenant shall not abandon the Premises at any time during the Lease term. If Tenant shall abandon the premises or be dispossessed by process of law, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed abandoned, and available to Landlord to use or sell to offset any Rent due or any expenses incurred by removing same and restoring the Premises.

35.           COVENANTS TO RUN TO HEIRS, ETC. All covenants, conditions, agreements, and undertakings in this Lease contained shall extend and inure to the benefit of Landlord and its successors and assigns, and, with the written consent of Landlord, to the heirs, executors, administrators, successors and assigns of Tenant the same as if they were in every case named and expressed; and except as herein otherwise provided, all said covenants, conditions and agreements shall be binding upon the successors and assigns, heirs, executors, and administrators of the respective parties. In the event of any transfer or transfers of the title to the Building or to the Premises, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants, conditions and agreements on the part of said Landlord contained in this Lease, it being intended hereby that the covenants, conditions and agreements contained in this Lease which are binding on Landlord shall be binding on such Landlord, its successors and assigns, only during and in respect of their respective period of ownership.

36.           DAMAGE BY FIRE OR OTHER CASUALTY.
(a) If the Premises is totally destroyed by fire or other casualty, Landlord may, and if the destruction does not result from the wrongful or negligent act of Tenant, Tenant may by written notice given not later than sixty (60) days after the date of such destruction, terminate this Lease, in which event Rent paid for the period beyond the date of destruction shall be refunded to Tenant. In the event the Lease is not terminated pursuant to this provision, Rent shall abate on a per diem basis during the period of untenantability, subject to Section 36 (d) below.

(b)  If the Premises are partially damaged by fire or other casualty but totally destroyed, yet (i) the damages are such that Landlord, in its sole judgment, concludes that restoration cannot be completed within one hundred fifty (150) days; (ii) less than one year of the Term remains; or (iii) insurance carried by Landlord in a sufficient amount to restore the Premises is not made available to Landlord, then Landlord may, at its option, terminate this Lease by written notice given not later than sixty (60) days after the date of such destruction, in which event Rent paid for the period beyond the date of destruction shall be refunded to Tenant. Within a reasonable time after the casualty, Landlord shall furnish Tenant with Landlord’s estimate of the time required to complete restoration and whether or not sufficient insurance proceeds are available to Landlord to pay for the required restoration.

(c)  If this Lease is not terminated pursuant to Section 36 (a) or 36(b) above, Landlord shall repair and/or restore the Premises and any other portions of the Building reasonably required for Tenant’s use of the Premises as provided in this Lease. If Tenant is reasonably required to close all or a portion of its operations during the period of repair/restoration, monthly Rent shall abate on a proportional basis (based on the rentable square footage of the unusable portion of the Premises) until the Premises (or applicable portion thereof) is repaired and restored, subject to the provisions of Section 36 (d) below. Landlord shall not in such case have any liability for losses claimed by Tenant. Landlord’s obligation to restore the Premises shall be postponed for delays arising from the collection of insurance proceeds, from force majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any governmental authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 51 below) in, on or about the Premises.

(d) Notwithstanding anything contained herein to the contrary, if the Premises are damaged by cause due to the fault or negligence of Tenant, its employees, agents, customers, or invitees, Landlord may repair such damage and there shall be no apportionment or abatement of monthly Rent. Landlord will not be required to restore any trade fixtures or other equipment owned by Tenant, any improvement which Tenant has the right to remove at the end of the Term or any unapproved alterations.

37.           CONDEMNATION. If the Building, or a substantial part of the Premises which makes the Premises unusable for the Permitted Use, shall be taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation, the term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease shall not terminate, but monthly Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Landlord shall be entitled to receive and retain the entire condemnation award for taking of the Building and/or the Premises. Tenant shall have not right or claim against Landlord for any alleged value of the unexpired portion of this Lease, or its leasehold estate, of for costs of removal, relocation, business interruption expense or any other damage arising out of such taking. Tenant, however, may make a claim against the condemning authority (but not against Landlord) for any moving expense, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

38.           SUBSTITUTION OF SPACE.  Intentionally Deleted.

39.           NOTICES. Any notice or demand required or desired to be given in connection with this Lease shall be in writing, and sent to the respective addresses hereinafter set forth:

LANDLORD:	W&G Associates, a North Carolina Limited Partnership
c/o Mr. Bert Kuthe
552 Lizmore Place
Ocean Isle Beach, NC 28469

TENANT:	Starsys, Inc, a Colorado corporation
c/o Mr. Richard Slansky
4909 Nautilus Court North
Boulder, CO 80301

 Any such notice shall be deemed to have been fully given when personally delivered or delivered by a nationally recognized overnight courier, or, if the notice is deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, the earlier of (i) the date set forth on the receipt or (ii) three (3) days after the notice is deposited with the U.S. Postal Service.  Refusal to accept delivery of otherwise properly given notice shall also be deemed acceptance of such notice.  Other means of delivery of written notice are acceptable with the burden of showing delivery (or refusal to accept delivery) on the party sending the notice.

Either party may change its address for notice by at least ten (10) days written notice to the other party. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices there under the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then, if allowed by law, such service may be made by attaching the same on the main entrance of the Premises.  Any notice sent by a party’s attorney shall be considered a notice from such party.

40.           ENTIRE AGREEMENT.  This Lease contains the entire agreement of the parties hereto with respect to the matters contained herein and no other representations, promises or agreements, oral or otherwise, have been made between the parties.  Submission of this Lease for examination does not constitute a reservation of or option for the Premises.  This Lease becomes effective only upon execution and delivery by both Landlord and Tenant and approval by Landlord's mortgagee where such approval is required.  All exhibits and riders attached to this Lease are incorporated into and made a part of this Lease.

41.           TIME. Time is of the essence of this Lease.

42.           CAPTIONS. The section titles and captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

43.           LIABILITY OF LANDLORD.  In the event Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, Tenant covenants and agrees to look solely to Landlord's estate and interest in the Building for any recovery of a money judgment from Landlord from and after the date of this Lease.  In no event is Landlord, or any individual member, shareholder or partner thereof, or any successor in interest thereof, ever to be personally liable for any such judgment.  This provision is not intended to limit any right Tenant might otherwise have to obtain injunctive relief or specific performance of any of Landlord's obligations, or otherwise to act in any way not involving the personal liability of Landlord, or any individual member thereof.  Likewise, this provision is not intended to modify other provisions of this Lease stating or restricting the rights of Tenant in the event Landlord fails to perform any obligation hereunder.

44.           SEVERABILITY.  If any provision or clause of this Lease shall be or become invalid or unenforceable under applicable law, such provision or clause shall be deemed ineffective, as though not herein contained, and the remainder of this Lease shall remain operative and in full force and effect.

45.           CHOICE OF LAW.  This Lease shall be governed by and shall be construed according to the laws of the State of North Carolina.

46.           GENDER.  The undersigned further agree that whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders, as required by the context in which the terms are used.

47.           COUNTERPARTS.  This Lease may be executed in multiple counterpart copies, each of which shall be deemed an original for all purposes.  In making proof of this Lease, it shall not be necessary to produce or to account in any way for the other counterpart copies.

48.           NO RELIANCE.  Each party acknowledges that it has not relied upon any statements or representations made any other party, their brokers or agents, other than those contained within this Lease; that it has carefully read the foregoing Lease and knows the contents hereof; and that it has executed this Lease as its own free act.

49.           NO ACCORD AND SATISFACTION.  No payment by Tenant or receipt by Landlord of a lesser sum than the Rent or other charges herein stipulated to be paid by Tenant to Landlord shall be deemed to be other than on account of the earliest stipulated Rent or other charge, as the case may be, nor shall any endorsement or any statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such sum due and owing to Landlord or pursue any other remedy provided for in this Lease or available at law or in equity.

50.           RELATIONSHIP OF PARTIES.  Notwithstanding anything contained herein, it is agreed that Landlord shall in no event be deemed to be a partner of, or engaged in a joint venture with, or an associate of Tenant for any purpose whatsoever; nor shall Landlord be liable for any debts incurred by Tenant in the conduct of his business or otherwise.  Nothing contained in this Lease shall be deemed or construed to confer upon Landlord any interest in the business of Tenant.  The relationship of the parties during the term of this Lease shall at all times be only that of landlord and tenant.

51.           ENVIRONMENTAL LAWS.

(a)           During the term of the Lease, Tenant shall fully comply with any laws or rules and regulations promulgated thereunder relating to the Premises and Tenant's use thereof, including, but not limited to, Occupational Safety and Health Act, 29 U.S.C. Sections 651, et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Clean Air Act, 42 U.S.C. Sections 7901, et seq.; the Clean Water Act, 33 U.S.C. Sections 1251, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the 1986 Superfund Amendments and Reauthorization Act, 42 U.S.C. Sections 9601, et seq.; the National Environmental Policy Act, 42 U.S.C. Sections 4231, et seq.; the Refuse Act, 33 U.S.C. Sections 407, et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300 (f), et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq.; or any other federal, state or local law, ordinance and/or regulation promulgated under each of those statutes and any amendments thereto, as well as applicable Department of Transportation regulations.  Tenant shall notify Landlord immediately if Tenant receives any notice of non-compliance with any laws or rules and regulations promulgated thereunder, including, but not limited to, those enumerated above.

(b)           Tenant shall not bring onto the Premises any Hazardous Materials (as defined below) without the prior written approval by Landlord, which shall not be unreasonably withheld. Any approval must be preceded by submission to Landlord of appropriate Material Safety Data Sheets (“MSD Sheets”). In the event of approval by Landlord, Tenant covenants that it will (1) comply with all requirements of any constituted public authority and all federal, state, and local codes, statutes, rules and regulations, and laws, whether now in force or hereafter adopted relating to Tenant’s use of the Premises, or relating to the storage, use, disposal, processing, distribution, shipping or sales of any hazardous, flammable, toxic, biologically active, or dangerous materials, waste or substance or mold the presence of which is regulated by a federal, state, or local law, ruling, rule or regulation (hereafter collectively referred to as “Hazardous Materials”); (2) comply with any reasonable recommendations by the insurance carrier of either Landlord or Tenant relating to the use by Tenant on the Premises of such Hazardous Materials; (3) refrain from unlawfully disposing of or allowing the disposal of any Hazardous Materials upon, within, about or under the Premises; and (4) remove all Hazardous Materials from the Premises, either after their use by Tenant or upon the expiration or earlier termination of this Lease, in compliance with all applicable laws. Materials listed in Exhibit H (attached) are hereby approved by Landlord; provided if the Durham County fire marshal or other applicable governmental authority requires storage of any of the Hazardous Materials listed on Exhibit H outside of the Building, Landlord will provide an exterior area for such storage.

(c)           Tenant shall be responsible for obtaining all necessary permits in connection with its use, storage and disposal of Hazardous Materials, and shall develop and maintain, and where necessary file with the appropriate authorities, all reports, receipts, manifest, filings, lists and invoices covering those Hazardous Materials and Tenant shall provide Landlord with copies of all such items upon request. Tenant shall provide within five (5) days after receipt thereof, copies of all notices, orders, claims or other correspondence from any federal, state or local government or agency alleging any violation of any environmental law or regulation by Tenant, or related in any manner to Hazardous Materials. In addition, Tenant shall provide Landlord with copies of all responses to such correspondence at the time of the response.

(d)           Tenant hereby indemnifies and holds harmless Landlord, its successors and assigns from and against any and all losses, liabilities, damages, injuries, penalties, fines, costs, expenses and claims of any and every kind whatsoever (including attorney’s fees and costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, from time to time, and regulations promulgated thereunder, any so-called state or local “Superfund” or “Superlien” law, or any other federal, state or local statute, law or ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials) paid, incurred or suffered by, or asserted against, Landlord as a result of any claim, demand or judicial or administrative action by any person or entity (including governmental or private entities) for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release from the Premises of any Hazardous Materials caused by Tenant or Tenant’s agents, employees, invitees or successors in interest. This indemnity shall also apply to any release of Hazardous Materials caused by a fire or other casualty to the premises if such Hazardous Materials were stored on the Premises by Tenant, its agents, employees, invitees or successors in interest. Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, invitees or successors in interest, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(e)           If Tenant fails to comply with the covenants to be performed hereunder with respect to Hazardous Materials, or if an environmental protection lien is filed against the Premises or Land as a result of the actions of Tenant, its agents, employees or invitees, then the occurrence of any such events shall be considered a default hereunder.

(f)           Tenant shall notify Landlord immediately if Tenant learns of any non-compliance or of any facts (such as the existence of any release or the threat of release of hazardous substances at, on, from or beneath the surface of the Premises) which could give rise to a claim of non-compliance with such laws or rules and regulations promulgated thereunder. Tenant will give Landlord prompt notice of any release of Hazardous Materials, reportable or non-reportable, to federal, state or local authorities, of any fire, or any damage occurring on or to the Premises. In addition, Tenant warrants and represents that if during the term of the Lease any violations are recorded or any notices are received with respect to any of any licenses, permits, registrations and approvals regarding any Hazardous Materials on the Premises or if a proceeding is commenced or threatened to revoke or limit any of them, Tenant shall notify Landlord immediately.

(g)           Tenant will use and occupy the Premises and conduct its business in such a manner that the Premises are neat, clean and orderly at all times with all chemicals or Hazardous Materials marked for easy identification and stored according to all codes as outlined above.

(h)           Landlord and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Tenant’s compliance with this Section 51, “Environmental Laws”.  Such Audits shall be conducted in such a manner as to minimize the interference with Tenant’s Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with this Section 51.  Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits.  The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 51, in which case the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter, shall be paid for on demand by Tenant.

(i)           Tenant’s warranties and indemnities contained in this Section 51, “Environmental Laws” shall survive the termination of this Lease.

52.           FORCE MAJEURE.  In the event Landlord shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of war, civil commotion, acts of God, governmental restrictions, scarcity of labor or materials, strikes, labor walkouts, or any other causes beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for the period necessary to complete performance after the end of the period of such delay.

53.           GUARANTY OF LEASE.  As an inducement for Landlord to enter into the Lease, Landlord has required that SpaceDev, Inc., a Colorado corporation (“Guarantor”) guarantee the payment and performance Tenant’s obligations under this Lease.  Guarantor shall execute and deliver such guaranty in the form required by Landlord and attached as Exhibit G hereto (the “Guaranty”).  It is understood and agreed that but for such Guaranty, Landlord would not enter into this Lease with Tenant, and Tenant’s right to occupy the Premises and Landlord’s obligations under this Lease are subject to Landlord’s receipt of a fully signed Guaranty from Guarantor, which Guaranty shall be delivered by Guarantor with Tenant’s execution and deliver of this Lease.

54.           SPECIAL CONDITIONS.

(a)           Extension Option.   Tenant shall have an Option to Extend the Term of this Lease, pursuant to and subject to the terms and conditions set forth on Exhibit E attached hereto and incorporated herein by reference.

(b)           Right of First Offer.   Tenant shall have a Right of First Offer for the other rentable areas of the first floor of the Building pursuant to and subject to the terms and conditions set forth on Exhibit F attached hereto and incorporated herein by reference.

(c)           Hard Expansion.    Beginning on the third anniversary of the Commencement Date (i.e. the fourth lease year, also referred to herein as the “Hard Expansion Date”) the Premises shall be expanded to include the 2017 useable square feet, 2138 rentable square feet area shown as “Expansion” on Exhibit A attached hereto (the “Hard Expansion Space”).  As of the Hard Expansion Date, (i) the Base Rent shall increase as set forth in Section 6 of the Lease and (ii) any sums calculated based on rentable square footage of the Premises, including but not limited to Tenant’s Proportionate Share shall be recalculated based on 16,448 rentable square feet (or the actual square footage of the Premises as of such expansion), and any sums charged based on the rentable square footage of the Premises shall be revised based on the new rentable square footage.  Tenant shall accept the Expansion Space in its “as is” condition, except Landlord shall provide VCT flooring in areas of the Hard Expansion Space that are currently carpeted.  Tenant shall use Expansion Space #1 for office use or for light manufacturing and assembly. Expansion Space #1 will not be considered part of the lab area subject to temperature control specified in Section 54(f).  Expansion Space #2 shall be part of the Lab Area.  Landlord may require Tenant to deposit additional funds to the Security Deposit because of such expansion.  Landlord shall use commercially reasonable efforts to remove any holdover tenants or other occupants from the Hard Expansion Space prior to the Hard Expansion Date.  Landlord shall not be liable for any damages for any holdover Tenant or other occupant; however, all of Tenant's obligations regarding the Hard Expansion Space shall be abated until the holdover tenant or other occupant is removed and the commencement date for the Hard Expansion Space shall be delayed until the holdover tenant or other occupant is removed, and any necessary improvements and cleaning have been completed. In no event shall Landlord be liable for indirect or consequential damages.

(d)           Building Security.   Landlord shall provide Tenant with card access to the public Building entrances and common areas and a keyed entrance to the Premises, at Landlord’ s cost.  Up to ten (10) Building access cards and keys to the Premises shall be initially provided to Tenant at no cost.  Additional Building access cards and additional keys may be provided by the Landlord at a charge of $20 each to the Tenant.  Tenant shall not copy or cause the keys to be copied.

(e)           Signage.  Building standard suite door and lobby directory signage shall be available to Tenant at landlord’s expense. Landlord, at its expense, shall replace the existing “W&G” sign on the exterior monument sign currently at the Building with a sign reading “Starsys” prior to the Commencement Date, provided the same can be done in compliance with applicable codes and standards, including the codes and standards of Imperial Center; and further provided that if another Tenant occupies more rentable square footage in the Building, then Landlord may remove the “Starsys” sign from the monument sign, but, in such event, Landlord shall furnish a directional sign, building directory sign or other sign displaying Tenant’s name and directing persons to the Premises, at Landlord’s expense.

(f)           Lab HVAC.  Subject to the last two paragraph of Section 10 above, Landlord shall provide HVAC to the “Lab Area” of Premises to maintain between 64-82 Degrees Fahrenheit at all times (24/7), including after hours and weekends.  Tenant acknowledges that Tenant’s right to bring in additional equipment which would generate such heat as to raise the temperature of the Premises above what it would otherwise be operating the equipment set out on Exhibit A-2 (or replacements of such equipment which do not require more of such utilities or generate more heat than the original equipment), and Landlord’s obligation to maintain the temperatures set out in this Section 54(f) are subject to (i) Landlord being able to provide such additional HVAC without under wear, tear or stress on the building HVAC systems provided as of the Commencement Date or (ii) at Landlord’s option, installation, with a thirty (30) day notice to Tenant, of supplementary air conditioning units to serve the Premises and the cost, operation and maintenance thereof shall be paid by Tenant to Landlord at reasonable rates established by Landlord.

(g)           Furniture.  Tenant shall have access to select furniture, including as many as twenty blue cubicles, currently situated in the unleased area on the second floor of the Building (as designated by Landlord) for use in the Premises by Tenant at no additional charge.  All furniture selected by Tenant shall be inventoried on a list approved by both Landlord and Tenant.  All such furniture shall remain the property of Landlord.  Tenant shall not dispose of such furniture during the Term of the Lease or subject the furniture to any lien, and shall keep the furniture in good repair and condition, ordinary wear and tear excepted.  The detailed itemized inventory list shall be created and attached to this Lease as Exhibit D prior to the Commencement Date.

(h)           Prepaid Rent.  In addition to the Security Deposit, Tenant shall pay the sum of $33,707.82, being three (3) months Base Rent on the Commencement Date.  Such prepaid Base Rent shall be applied to the Base Rent as it becomes due.

(i)           Rule 14.  Notwithstanding Rule 14 on Exhibit C attached hereto, (i) Landlord has consented to the equipment set out on Exhibit A-2 and Exhibit B (or replacements of such equipment which do not require more of such utilities or generate more heat than the original equipment), (ii) Landlord shall not unreasonably withhold its consent to Tenant bringing in additional equipment (provided, by way of example and not limitation, Landlord shall not be deemed to be unreasonably withholding consent if the additional equipment would place unacceptable loads on the Building structure or Building systems) and (iii) Landlord has consented to the storage of certain inflammable fluids or substances as allowed in Section 51.

[remainder of page intentionally blank; signature page follows]

IN TESTIMONY WHEREOF, the above named Landlord and the above named Tenant have executed this instrument on the day and year set forth in Section 1 of this Lease.

LANDLORD:
W&G Associates, a North Carolina Limited Partnership
a North Carolina limited partnership

By:     /s/ Bert Kuthe                             (SEAL)

TENANT:
Starsys, Inc.
A Colorado corporation

By:    /s/ Richard B. Slansky                    (SEAL)
     Chief Financial Officer

EXHIBIT A-1
FLOOR PLAN with Layout
(attached)

EXHIBIT A-2

Manufacturing and Test Equipment for Normal Operation of Tenant’s Business

Item	Equipment	Voltage / Phase	Max Current	Notes
1	CMM	120	20A	Needs dedicated circuit
2	Oven	208-240 / 1	20A
3	Oven	208-240 / 1	20A
4	Flow Bench	120	20A	Needs dedicated circuit
5	Vacuum Oven	120	13.4A
6	Flow Bench	120	20A	Needs dedicated circuit
7	Oven	120	15A
8	Small Vacuum Pump	120	8.5A
9	Vacuum Oven	120	13.4A
10	XANTREX Power Supply	200-240 / 3	20A
11	Sub-panel for test Equipment	208 / 3	50A
12	Cryo pump- Small Vac. Chamber	208-230 / 1	15A
13	Vacuum Pump- Small Vac. Chamber	120	6.6A
14	Thermal Chamber	480 / 3	40A
15	Cryo pump- Small Vac. Chamber	208-230 / 1	15A
16	Vacuum Pump- Small Vac. Chamber	120	6.6A
17	Thermal Chamber	480 / 3	40A
18	Cryo Pump –TVAC #1	208 / 3	30A
19	Telemark 3500 –TVAC #1	208 /3	90A
20	Vacuum Pump –TVAC #1	208 / 3	30A
21	Cryo Pump – TVAC #2	208 / 3	30A
22	Telemark 3500 – TVAC #2	208 /3	90A
23	Vacuum Pump – TVAC #2	208 / 3	30A
24	Bench Lathe	208 /3	30-50A
25	Mill	208 /3	30-50A
26	Shaker	440-480 / 3	50A
27	Oil pump – for Shaker	120	<15A
28	Water Chiller	480 / 3	40A	Approx. Dims: 117" x 48" x 72" (LxWxH)

The equipment listed above shall be installed in the Premises in the places and quantities as shown on Exhibit A-1 attached to this Lease.

EXHIBIT B
TENANT IMPROVEMENTS TO PREMISES

Landlord agrees to make the following Building-standard improvements per Exhibits A, A-1, and A-2, including space planning, at its own cost and expense:

1.  Landlord shall add and remove walls and doors as necessary to deliver the Premises as shown on Exhibit A-1

2.  Landlord to provide new carpet, paint and base in the office areas of the Premises. Tenant acknowledges that the open lab areas already have VCT and paint in satisfactory condition.

3.  Plumbing stubs to be provided in the floor in two (2) areas in the open lab area as agreed to by Landlord and Tenant.

4.  Landlord to provide ventilation to Building exterior to two pieces of Tenant’s equipment in a mutually agreed upon area. Landlord to provide through-wall venting of excess heat from environmental lab area.

5.  Landlord to provide fiber optic lines to server room of the Premises, at sole cost of Landlord.  Further, Landlord to provide three (3) patch panels to the first floor server room necessary for telecommunication operations by Tenant at sole cost of the Landlord.  Nothing herein shall require Landlord to run fiber optic or other telecommunications cabling within the Premises itself.

6.  Subject to compliance with ordinances, rules and regulations and receipt of any necessary approvals, Landlord to provide a small concrete slab outside of the back of Building to house a chiller necessary to Tenant’s operations, and provide electrical service and plumbing to chiller. The size, installation and operation of the chiller are subject to Landlord’s prior approval, which approval is hereby granted with lease execution.  Chiller requirements will be substantially as shown in Exhibit A-2.  The location of the chiller and chiller pad is to be mutually agreed upon between Landlord and Tenant and is subject to any restrictions affecting the Land, including Imperial Center covenants.

7.      Landlord to provide ~8’ x 10’ room for Vibration Lab with soundproofing, per attached layout of Exhibit A-1.  Room shall have window and door access.  Landlord shall provide 480V, 3 ph, 30 KVA power to vibration panel, and at least one 120V outlet in room.

8.	Landlord shall provide 120V outlets distributed to support Tenant’s needs per Exhibits A-1, and A-2.

9. Landlord shall provide 460V and 208V 3 phase and 1 phase power to Lab Area necessary to operate equipment per Exhibits A-1 and A-2.

10. Landlord shall provide sprinkler heads for two modular clean rooms per layout of Exhibit A-1 (approximately two per room)

11. Landlord shall provide all other improvements approved by Landlord and Tenant as part of turnkey buildout per layout of Exhibits A-1 and A-2.

It is expressly understood and agreed that Landlord’s obligation with respect to the upfit of the Premises shall be limited to the scope of work described on this Exhibit B and shall in no event include any work not described on this Exhibit B.

EXHIBIT B-1

LAB AREA AND EXPANSION SPACE AREA

(attached)

EXHIBIT "C"
RULES AND REGULATIONS

1.           Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed by tenants or used for any purpose other than ingress and egress to and from the Premises and for going from one to another part of the Building.

2.           Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein.  Damage resulting to any such fixtures or appliances from misuse by a tenant shall be paid by such tenant, and Landlord shall not in any case be responsible therefor.

3.           No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the building, except of such color, size and style and in such placed, as shall be first approved in writing by Landlord.  No nails, hooks or screws shall be driven or inserted in any part of the building, except by the building maintenance personnel, nor shall any part be defaced by tenants.

4.           No Building signage or directories shall be permitted, unless previously consented to by Landlord in writing.

5.           Tenants shall not do, or permit anything to be done in or about the Building, or keep anything therein that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules or regulations of any government authority.

6.           Landlord shall have the power to prescribe the weight and positions of iron safes or other heavy equipment, which shall in all cases, to distribute weight, stand on plank strips at least two inches thick.  All damage done to the building by taking in or putting out any property of a tenant, or done by a tenant's property while in the building, shall be repaired at the expense of such tenant.

7.           A tenant shall notify the building manager when safes or other heavy equipment are to be taken in or out of the building, and the moving shall be done under the supervision of the building manager, after written permit from the Landlord.  Persons employed to move such property shall be acceptable to Landlord.

8.           Corridor and/or lobby doors, when not in use, shall be kept closed at all times.

9.           No furniture, packages, or bulky material of any kind will be received in the Building or carried up or down stairs or in the elevators, except in the manner and at the times specified by Landlord.

10.           Should a tenant require telegraphic, telephonic, annunciation or other communication service, Landlord will direct the electricians where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct.  Electric heaters shall not be used without Landlord's prior written permission.

11.           Landlord shall, at reasonable hours, have the right to enter premises leased to tenants, to examine same or to make such alterations and repairs as may be deemed necessary or to exhibit same to prospective tenants.

12.           Tenant shall not make or permit any improper noises in the building, or otherwise interfere in any way with other tenants, or persons having business with them.

13.           Nothing shall be swept or thrown into or stored in the corridors, halls, elevators, shafts, or stairways.  No birds or animals shall be brought or kept in or about the building.

14.           No machinery of any kind shall be operated on leased premises without prior written consent of Landlord, nor shall a tenant use or keep in the building any inflammable or explosive fluid or substance, or any illuminating material, except candles in case of electric failure.

15.           Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval and control before performance of any contractual service.  This provision shall apply to all work performed in building, including installations of telephones, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of building.

16.           Movement in or out of building of furniture of office equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways, or movement through building entrances or lobby shall be restricted to hours designated by Landlord.  All such movement shall be under performances.  Such prearrangement initialed by Tenant will include determination by Landlord and shall be subject to his decision and control of the time, method, and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building.  Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord.  If damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

17.           No draperies, shutters, or other window covering shall be installed on exterior windows or walls or windows and doors facing public corridors without Landlord's approval.  Landlord shall have the right to require installation and continued use of uniform window covering for such windows.

18.           No portion of Tenant's area or any other part of building shall at any time be used or occupied as sleeping or lodging quarters.

19.           Landlord will not be responsible for lost or stolen property, equipment, money or jewelry from Tenant's area or public rooms, regardless of whether such loss occurs when area is locked against entry or not.

20.           Employees of Landlord shall not receive or carry messages for or to any Tenant or other person or contact with or render free or paid services to any Tenant or Tenant's agent, employees or invitees.

21.           Landlord reserves the right to rescind any of these rules and make sure other further policies, rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which rules when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed.

22.           No persons shall be permitted to smoke tobacco products in the building except in specially designated areas to be determined by Landlord.

23.           Tenant shall not overburden the parking areas or use more than Tenant’s Proportionate Share of the parking spaces provided for the Building.  Tenant and Tenant’s employees shall not park in any parking space marked “Visitor”.  Any Tenant or Tenant’s employee vehicle parked in any such marked space shall be subject to towing without notice to Tenant or Tenant’s employees.

EXHIBIT D
ITEMIZED LIST OF FURNITURE USED BY TENANT
(Forthcoming)

EXHIBIT E

EXTENSION OPTION RIDER

Tenant shall have the right to extend (the “Extension Option”) the original Term of this Lease for one (1) period of five (5) years (the “Extension Term”), upon and subject to the following terms and conditions:

1.
If Tenant shall give written notice of Tenant’s intention to extend the Term to Landlord not sooner than twelve (12) months and not later than four (4) months prior to the expiration of the then current Term, then upon receipt of such written notice by Landlord, this Lease, subject to the provisions of this Extension Option Rider, shall be automatically extended for the Extension Term with the same force and effect as if the Extension Term had been originally included in the Term, upon the same terms and conditions as in this Lease, including the provisions regarding Tenant’s payment of Tenant’s Proportionate Share of Operating Expenses, except that (a) the Base Rent set out in Paragraph 4 shall be as set forth in paragraph 3 of this Extension Option Rider below, (b) the terms of the Lease relating to Landlord’s obligations to construct leasehold improvements (including Exhibit B) shall be of no force or effect and Tenant shall be deemed to accept the Premises in its then “as is” condition, and (c) Tenant shall have no right to extend or renew the Term for any period beyond the Extension Term set forth herein; once exercised the Extension Term is not incorporated into the Lease as extended.

2.
Tenant’s right to extend the Term for an Extension Term shall be of no force or effect if (i) either at the time of exercise of this extension option or at the time of commencement of the Extension Term, an Tenant default then exists or (ii) if, during the Lease Term, Tenant fails more than twice within any twelve (12) month period to observe or perform any covenant, condition, or agreement of this Lease (including without limitation the payment of Rent), regardless of whether such defaults shall have been cured by Tenant.  Tenant’s failure to exercise its option for any Extension Term shall be deemed a waiver of any additional remaining Extension Term(s), if any. In addition, if the performance of Tenant’s obligations under the Lease is guaranteed, then the Guarantor’s obligations must apply to the exercised Extension Term.

3.
The Base Rent for the Premises for the exercised Extension Term shall be 95% of the then current “Market Rate” for the Premises as of the date of the exercise of the Extension Option with typical annual escalations of Base Rent (the Extension Term Base Rent”). For the purposes of determining Market Rate (and the typical annual escalations) and the Extension Term Base Rent. If Tenant exercises its option to extend the Lease, Landlord shall within thirty (30) days after Landlord’s receipt of Tenant’s written notice of exercise, notify Tenant in writing of Landlord’s reasonable determination of the Extension Term Base Rent (based on 95% of Market Rate) for the Premises for the Extension Term, taking into account all relevant factors for space of this type in the comparable Durham/Chapel Hill market area (the “Market Rate Notice”). Tenant shall notify Landlord within ten (10) days if Tenant objects to Landlord’s determination of Market Rate (“Tenant’s Notice”). If Tenant fails to notify Landlord of Tenant’s response to the Market Rate Notice within ten (10) days, Tenant shall be deemed to have accepted Landlord’s determination.  If Tenant notifies Landlord that it objects to Landlord’s determination in the Market Rate Notice and Landlord and Tenant are unable to agree upon the Extension Term Base Rent within fifteen (15) days of the Tenant’s Notice, then the Extension Term Base Rent and the prevailing Market Rate shall be determined by an appraiser mutually agreed upon by Landlord and Tenant within 30 days of the appraiser’s selection, or if they cannot mutually agree on one appraiser within twenty (20) days of the Tenant’s Notice, then by three (3) appraisers selected within thirty (30) days of Tenant’s Notice and holding the earned designation “MAI” and having at least ten (10) years experience in appraising commercial real estate in the Durham/Chapel Hill, North Carolina area, one appraiser to be selected by Tenant, one appraiser to be selected by Landlord, and the third appraiser to be selected by the other two appraisers.  If the three appraisers are unable to agree upon the prevailing Market Rate, then each shall submit its written determination within thirty (30) days after the appraiser’s appointment and the rate shall be the average of the three appraisers’ determinations.  Provided, however, if the appraisals of two of the three appraisers vary from one another by less than ten percent (10%) then the Extension Term Base Rent and the Market Rate shall be the average of the two “closest” appraisals and the third appraisal shall be disregarded.  Tenant and Landlord each shall pay the cost of the appraiser it selects and the cost of the third appraiser shall be split equally between Landlord and Tenant.  If Landlord and Tenant mutually agree on one appraiser, then Landlord and Tenant shall split equally the cost of the appraiser.

4.
Upon the exercise by Tenant of its option in respect of an Extension Term, the term “Term”, as otherwise defined and used in the Lease, shall mean the Term, as extended for the Extension Term in question, and references to the expiration of the Term shall mean the date of expiration of such Extension Term.

5.
The Extension Option contained herein is personal to Starsys, Inc., a Colorado corporation. In the event the Lease is, or has been, assigned or all or any part of the Premises is, or has been, subleased, or if Starsys, Inc. is not in occupation of and conducting its business in the whole of the Premises, then Tenant may not exercise the Extension Option and if already exercised, but prior to commencement of the Extension Term, Landlord, at Landlord’s option, may refuse to honor such Extension Term. In such event Landlord shall so notify Tenant and the Lease shall terminate as if the Extension Term in question had never been exercised.

6.	Time shall be of the essence with respect to the exercise by Tenant of its option under this Extension Option Rider.

EXHIBIT F

FIRST RIGHT TO LEASE

Tenant shall have a one-time first right to lease (the "First Right to Lease") the remaining rentable portions on the first floor of the Building (the "Expansion Space”) which is or shall become “available for lease” (as defined below) during the Term of this Lease and any exercised renewal or extension term, subject to the provisions of this Exhibit. Notwithstanding anything contained herein to the contrary, this First Right to Lease shall terminate and be of no further force and effect (i) if Tenant subleases all or part of the Premises or assigns this Lease, in whole or in part; or (ii) during the last six (6) months of the Lease Term.

Expansion Space shall be deemed to be “available for lease” if (1) no bona fide written lease agreement exists relative to such Expansion Space, (2) the Expansion Space is or becomes vacant, and (3) the holder(s) of any right to lease all or any part of the Expansion Space existing as of the Commencement Date has/have failed to timely exercise its/their option(s) or right(s).  Tenant acknowledges that Embrex, Inc. currently has a prior right of first refusal as to the Expansion Space.

As a condition to exercising the First Right to Lease, at the time Tenant exercises the First Right to Lease, (i) Tenant shall not be in default under the terms of the Lease, (ii) the Lease must be in full force and effect, and (iii) Tenant’s financial condition as revealed by its most recent financial statements (not more than one year old) must indicate that Tenant meets the financial criteria that Landlord generally uses to lease space to Tenant or that Tenant’s net worth is at least equal to its net worth at the time the Lease was signed.

As a result of Tenant’s First Right to Lease, if Landlord, in good faith, identifies a Prospective Tenant for all or a portion of the Expansion Space (in any such specific instance, the “Available Expansion Space”), Landlord shall notify Tenant in writing (“Landlord’s Notice”) that a Prospective Tenant has been identified. A “Prospective Tenant” is a party identified by Landlord as expressing a bona fide interest in entering into a lease of all or part of the Expansion Space.

Landlord’s Notice shall describe the amount and location of the Available Expansion Space that has or will become available for lease, specify the date on which the Available Expansion Space will be available for lease by Tenant, set out terms of the lease of the Available Expansion Space sought by Landlord including the rental rate and term sought by Landlord. It is intended that the term of the lease on the Available Expansion Space shall be co-terminus with the term of the lease of the then existing Premises.  If it appears at the time of Landlord’s Notice that less than 36 months will be left on the Term of the Lease at the time the Available Expansion Space would be occupied by Tenant should Tenant exercise this First Right to Lease, then Landlord at its option, may in Landlord’s Notice require that the Term of the Lease be extended (and the term of the lease on the Available Expansion Space be) at least 36 months and in such event Base Rent for such extended term of the Lease shall be at the Prevailing Market Rate as set forth below, and in such event if the Option to Extend set out in Exhibit E above has not be exercised at the time of Landlord’s Notice, then at the time Tenant exercises this First Right to Lease, then the 5-year Extension Term set out in Exhibit E shall be reduced by the number of months Landlord requires the Term to be  extended pursuant to this paragraph; it still being the intention that the term of the lease on the Available Expansion Space and the Term of the Lease of the then existing Premises prior to such expansion shall be co-terminus.

So long as Tenant is not in default under the Lease, if Tenant delivers to Landlord written notice of Tenant's desire to lease all of the Available Expansion Space within five (5) business days after Landlord’s Notice (“Tenant’s Expansion Notice”), the Available Expansion Space shall be leased by Tenant on the terms and conditions set forth in Landlord’s Notice and Tenant shall enter into either an amendment of this Lease or a new lease agreement as required by Landlord, upon terms substantially similar to the terms of this Lease except as otherwise specified in Landlord’s Notice; provided such shall not include this First Right to Lease; provided however if Tenant objects to Landlord’s determination of Prevailing Market Rate, the Tenant’s Expansion Notice shall specifically state this objection and Prevailing Market Rate for Base Rent shall be determined by an appraiser or appraiser(s) as set out below.

If Tenant notifies Landlord that it objects to Landlord’s determination of Prevailing Market Rate and Landlord and Tenant are unable to agree upon the then Prevailing Market Rate within fifteen (15) days of the Tenant’s Expansion Notice, then the Prevailing Market Rate shall be determined by an appraiser mutually agreed upon by Landlord and Tenant within 30 days of the appraiser’s selection, or if they cannot mutually agree on one appraiser within twenty (20) days of the Tenant’s Expansion Notice, then by three (3) appraisers selected within thirty (30) days of the Tenant’s Expansion Notice and holding the earned designation “MAI” and having at least ten (10) years experience in appraising commercial real estate in the Durham/Chapel Hill, North Carolina area, one appraiser to be selected by Tenant, one appraiser to be selected by Landlord, and the third appraiser to be selected by the other two appraisers.  If the three appraisers are unable to agree upon the Prevailing Market Rate, then each shall submit its written determination within thirty (30) days after the appraiser’s appointment and the rate shall be the average of the three appraisers’ determinations.  Provided, however, if the appraisals of two of the three appraisers vary from one another by less than ten percent (10%) then the Prevailing Market Rate shall be the average of the two “closest” appraisals and the third appraisal shall be disregarded.  Tenant and Landlord each shall pay the cost of the appraiser it selects and the cost of the third appraiser shall be split equally between Landlord and Tenant.  If Landlord and Tenant mutually agree on one appraiser, then Landlord and Tenant shall split equally the cost of the appraiser.

Failure to exercise the First Right to Lease within five (5) business days of receipt of Landlord’s Notice by giving written notice to Landlord shall constitute rejection of the First Right to Lease as to the Available Expansion Space in Landlord’s Notice and Landlord shall be free thereafter to lease all or any part of the Available Expansion Space, under any terms without Tenant’s consent or approval and such Available Expansion Space need not be offered again to Tenant, unless the prospective tenant and Landlord fail to agree upon a mutually acceptable lease, in which  event this First Right to Lease shall continue. The First Right to Lease shall terminate as to any part of the Expansion Space which Tenant has rejected for fails to validly exercise its First Right to Lease, unless the prospective tenant and Landlord fail to agree upon a mutually acceptable lease, in which  event this First Right to Lease shall continue.

Landlord shall use commercially reasonable efforts to remove any holdover tenants or other occupants from the Available Expansion Space that Tenant leases pursuant to the terms of this Exhibit.  Landlord shall not be liable for any damages for any holdover Tenant or other occupant; however, all of Tenant's obligations regarding the Available Expansion Space shall be abated until the holdover tenant or other occupant is removed and the commencement date for the Available Expansion Space shall be delayed until the holdover tenant or other occupant is removed, and any necessary improvements and cleaning have been completed. In no event shall Landlord be liable for indirect or consequential damages.

Time is of the essence as to Tenant’s notices and obligations under this First Right to Lease.

EXHIBIT G

GUARANTY OF LEASE

Date: ________________, 2007

WHEREAS, Starsys, Inc., a Colorado corporation, having an address of ______________________________________________________, is desirous of entering into the lease hereinafter mentioned, and is hereinafter referred to as "Tenant";

WHEREAS, the Guarantor, as defined below, has requested W & G Associates, a North Carolina Limited partnership, hereinafter referred to as "Landlord", to enter into a lease (the “Lease”) with Tenant for approximately 14,310 rentable square feet (plus any expansions which may occur) of the building located at 1030 Swabia Court, Durham, North Carolina, and

WHEREAS, Landlord has refused to enter into said Lease unless the Guarantor guaranties said Lease in the manner hereinafter set forth;

NOW, THEREFORE, to induce Landlord to enter into said Lease, the undersigned, SpaceDev, Inc., a ______________ corporation, whose main business address is _________________________________________
________________________________________________, hereinafter referred to as "Guarantor", hereby agrees:

1.           Guarantor unconditionally guaranties to the Landlord and the successors and assigns of Landlord the full and punctual performance and observance by Tenant of all terms, covenants and conditions in said Lease contained on Tenant's part to be kept, performed or observed, including without limitation, the obligation to pay rent and additional rent. If, at any time, default shall be made by Tenant in the performance or observance of any of the terms, covenants or conditions in said Lease contained on Tenant's part to be kept, performed or observed, Guarantor will keep, perform and observe the same, as the case may be, in place and stead of Tenant. This is a guaranty of payment and performance, not a guaranty of collection.  This Guaranty shall include any liability of Tenant which shall accrue under said Lease for any period preceding as well as any period following the term in said Lease specified.

2.           Guarantor does not require and hereby waives all notices of Tenant’s nonpayment, nonperformance or nonobservance of the covenants, terms and conditions of the Lease. Guarantor hereby expressly waives all notices and demands otherwise required by law which Guarantor may lawfully waive.

3.           The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application or release of security given for the performance and observance of covenants and conditions in said Lease contained on Tenant's part to be performed or observed Guarantor expressly agrees that Landlord, or its successors or assigns, may, in its sole and absolute discretion, without notice to or further consent of Guarantor and without in any way releasing, affecting, or impairing the obligations and liabilities of Guarantor hereunder:

(a)	waive compliance with any of the terms or conditions of said Lease;

(b)
give any consent to any manner or thing relating to said Lease (including but not limited to any consent to the assignment of the Lease, the subletting of all or part of the premises leased under the Lease, or the conveyance or other transfer of the interest of Tenant in the Lease);

(c)	grant any indulgences or extensions of time to Tenant;

(d)	modify, amend or change any provisions of the Lease by agreement between Landlord and Tenant;

(e)	grant extensions or renewals of the Lease and/or effect any release, compromise, or settlement in connection therewith; and

(f)	assign or otherwise transfer all or part of Landlord’s interest in the Lease, the premises leased under the Lease, or this Guaranty or any interest therein or herein.

4.           The liability of Guarantor hereunder shall in no way be affected by:

(a)	the release or discharge of Tenant in any creditors', receivership, bankruptcy or other proceedings;

(b)
the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute or from the decision in any court;

(c)	the rejection or disaffirmation of the Lease in any such proceedings;

(d)	the assumption and/or assignment or transfer of the Lease by Tenant or Tenant’s bankruptcy trustee;

(e)	any disability or other defense of Tenant; or

(f)	the cessation from any cause whatsoever of the liability of Tenant.

5.           Until all the covenants and conditions in said Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor:

(a)	shall have no right of subrogation against Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder;

(b)
waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and

(c)	subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to the Landlord under said Lease.

6.           Landlord shall not be required to make any demand on Tenant, apply any security deposit being held by Landlord on behalf of Tenant or any other credit in favor of Tenant, or otherwise pursue or exhaust its remedies against Tenant, before, simultaneously with, or after enforcing its rights and remedies hereunder against Guarantor. Without limiting the generality of the foregoing, the Guarantor hereby specifically waives the benefits of North Carolina General Statutes §§ 26-7 through 26-9 inclusive, as such provisions may be amended from time to time, and the laws of any other jurisdiction similar in effect to such provisions. Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

7.           This Guaranty shall apply to the said Lease, any extension or renewal thereof, and to any holdover term following the term granted in the Lease or any extension or renewal thereof.

8           Guarantor agrees to pay all costs and expenses incurred by Landlord in enforcing this Guaranty, including, without limitation, all legal fees and disbursements.

9           This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.

10.           This Guaranty, and all of the terms hereof shall be binding on Guarantor and the successors, assigns, and legal representatives of Guarantor.

11.           Guarantor represents and warrants that this Guaranty has been duly authorized by all necessary corporate action on Guarantor’s part, has been duly executed and delivered by a duly authorized officer and constitutes Guarantor’s valid and legally binding agreement in accordance with its terms.

12.           This Guaranty shall be governed and construed in accordance with the laws of the State of North Carolina. Guarantor hereby consents to the jurisdiction of any competent court within Durham County, North Carolina in Landlord’s discretion, including, without limitation, Federal courts of the United States, and hereby appoints ____________________________________________________________, having an address of __________________________________________________, North Carolina as its agent to receive service of process or other legal summons by any means authorized by the State of North Carolina.

IN WITNESS WHEREOF, Guarantor has hereunto caused this instrument to be executed by the appropriate corporate officer(s) and the corporate seal to be affixed as of the date of this instrument first written above.

SpaceDev, Inc.
a ______________________ corporation

By:_________________________
   _____ President

(affix corporate seal)

EXHIBIT H

Pre-Approved Hazardous Materials List

Starsys will store a limited amount of hazardous chemicals on site.  They are stored in safety cabinets that meet both OSHA and NFPA standards.

The chemicals will consist of:
5 gallons or less of isopropyl alcohol
5 gallons or less of Acetone
1 gallon or less of Toluene
1 gallon or less of Hexane
1 gallon or less of Heptane
1 gallon or less of Freon

 Various varnishes, epoxies, adhesives, paints and polyurethanes.  Each material is in quantities of 1 gallon or less.

Stored Solvent waste is usually 10 gallons or less.

MSD Sheets will be made available to Landlord for all hazardous materials.